Gryphon Gold Closes $3 million Private Placement of Units

July 27, 2011 – Vancouver, British Columbia.  Gryphon Gold Corporation (GGN: TSX; GYPH: OTC.BB) ("Gryphon" or the "Company") is pleased to announce that it has closed a $3,000,000 CAD private placement of units (the "Units") at a price of $1,000 CAD per Unit.  The offering was conducted by a lead agent in Canada and by a U.S. agent in the United States.  Each Unit consists of $1,000 CAD principal amount of 10% secured subordinated debentures maturing July 28, 2012 (the "Debentures") and 1,500 warrants (the "Warrants").  Each Warrant entitles the holder thereof to purchase one common share in the capital of the Company at a price of $0.20 USD per share.  The Warrants expire on January 27, 2013.

Under the private placement, 3,000 Units will be sold, representing $3,000,000 CAD aggregate principal amount of Debentures and 4,500,000 Warrants.  The proceeds received by the Company from the sale of the Units will be used to purchase equipment, install power to the Company's Borealis project, and will also be used for general working capital purposes.

The Debentures will bear interest from the date of issue at 10.0% per annum, payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2011. The Debentures will mature 12 months from the closing date of the Offering (the "Maturity Date").  Neither the Debentures nor the Warrants will be listed on the Toronto Stock Exchange.

Except in certain circumstances related to a change of control of the Company, the Debentures will not be redeemable. In the event of a change of control, the debentures may be redeemable at a price equal to 110% of the principal amount plus accrued and unpaid interest.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any state securities laws, or qualified by prospectus under Canadian securities law, and may not be offered or sold unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available or within Canada or to persons in Canada unless qualified by prospectus under Canadian securities laws or an exemption from such requirement is available.

For further information please contact:

John L. Key, CEO and President
1-775-883-1456 jkey@grypyhongold.com

Lisanna Lewis, VP, Treasurer, Investor Relations
1-604-261-2229 llewis@gryphongold.com

ABOUT GRYPHON GOLD:
Gryphon Gold is a Nevada-focused gold exploration company.  The Company’s principal property is its Borealis gold project located in the Walker Lane gold belt of western Nevada.

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to, statements relating to the Company’s proposed use of proceeds from the sale of the Units.   Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that additional  financing for the development of the Borealis Oxide Heap Leach Project may be required and, if so, may not be available on terms satisfactory to the Company if at all, risks associated with the start up of mining operations, and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Company’s annual report on Form 10-K, as filed with the SEC and Canadian securities administrators on June 30, 2011, and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.